U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2007

Equus Total Return, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19509	76-0345915
(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, 13th Floor, Houston, Texas 77019

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (713) 529-0900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 2, 2007, Equus Total Return, Inc. (the “Fund”) issued a press release announcing its financial results for the year ended December 31, 2006, and net asset value at December 31, 2006. The text of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The press release is furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 2, 2007, James Philip Walters, a Vice-President and acting Chief Compliance Officer of the Fund, resigned to pursue other interests. L’Sheryl D. Hudson, age 42, was subsequently appointed on April 2, 2007 to serve as the Fund’s Chief Compliance Officer. Ms. Hudson has been a Vice President and Chief Financial Officer of the Fund since November 14, 2006 and will continue to serve in those roles. Prior to joining the Fund, Ms. Hudson served as Associate Director of WestLB Asset Management (US), LLC (“WestAM”) from 2002 to 2006. While at WestAM, she managed the financial operations including, portfolio accounting, trade settlement and performance measurement for privately held and publicly-traded domestic and international fixed income funds and separate accounts.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated April 2, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUUS TOTAL RETURN, INC.

Dated: April 5, 2007	By:	/s/ L’Sheryl D. Hudson
L’Sheryl D. Hudson
Vice President and Chief Financial Officer

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